Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2016, relating to the consolidated financial statements of Security National Financial Corporation that appear in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

/s/ Eide Bailly LLP

Salt Lake City, Utah
September 6, 2016

www.eidebailly.com

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